                                                                   EXHIBIT 99.j1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment
No. 23 to Registration Statement No. 33-79482 on Form N-1A of American Century
Strategic Asset Allocations, Inc. of our reports dated January 13, 2006, appearing in the respective Annual Reports of Strategic Allocation: Conservative
Fund, Strategic Allocation: Moderate Fund, Strategic Allocation: Aggressive Fund
and Newton Fund, comprising American Century Strategic Asset Allocations, Inc.
for the year ended November 30, 2005, in the Statement of Additional
Information, which is part of this Registration Statement. We also consent to the reference to us under the caption "Independent Registered Public Accounting
Firm" in such Statement of Additional Information. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectuses, which are also part of this Registration Statement.

/s/  Deloitte & Touche LLP
--------------------------------
Kansas City, Missouri
March 28, 2006